BYLAWS

                                  OF

            Gentor Resources, Inc., a Florida corporation
                         (the "Corporation")
                                INDEX

                                                                  Page


1.    Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.1   Principal Office . . . . . . . . . . . . . . . . . . . . 1
      1.2   Registered Office. . . . . . . . . . . . . . . . . . . . 1
      1.3   Other Offices. . . . . . . . . . . . . . . . . . . . . . 1

2.    Meetings of Shareholders . . . . . . . . . . . . . . . . . . . 1
      2.1   Annual Meeting . . . . . . . . . . . . . . . . . . . . . 1
      2.2   Special Meeting. . . . . . . . . . . . . . . . . . . . . 1
      2.3   Shareholders' List for Meeting . . . . . . . . . . . . . 2
      2.4   Record Date. . . . . . . . . . . . . . . . . . . . . . . 2
      2.5   Notice of Meetings and Adjournment . . . . . . . . . . . 2
      2.6   Waiver of Notice . . . . . . . . . . . . . . . . . . . . 3
      2.7   Shareholder Proposals. . . . . . . . . . . . . . . . . . 3

3.    Shareholder Voting . . . . . . . . . . . . . . . . . . . . . . 4
      3.1   Voting Group Defined . . . . . . . . . . . . . . . . . . 4
      3.2   Quorum and Voting Requirements for Voting Groups . . . . 4
      3.3   Action by Single and Multiple Voting Groups. . . . . . . 4
      3.4   Shareholder Quorum and Voting; Greater or Lesser Voting
            Requirements . . . . . . . . . . . . . . . . . . . . . . 4
      3.5   Voting for Directors; Cumulative Voting. . . . . . . . . 5
      3.6   Voting Entitlement of Shares . . . . . . . . . . . . . . 5
      3.7   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . 6
      3.8   Shares Held by Nominees. . . . . . . . . . . . . . . . . 7
      3.9   Corporation's Acceptance of Votes. . . . . . . . . . . . 7
      3.10  Action by Shareholders Without Meeting . . . . . . . . . 8

4.    Board of Directors and Officers. . . . . . . . . . . . . . . . 8
      4.1   Qualifications of Directors. . . . . . . . . . . . . . . 8
      4.2   Number of Directors. . . . . . . . . . . . . . . . . . . 9
      4.3   Terms of Directors Generally . . . . . . . . . . . . . . 9
      4.4   Staggered Terms for Directors. . . . . . . . . . . . . . 9
      4.5   Vacancy on Board . . . . . . . . . . . . . . . . . . . . 9
      4.6   Compensation of Directors. . . . . . . . . . . . . . . . 9
      4.7   Meetings . . . . . . . . . . . . . . . . . . . . . . . . 9
      4.8   Action by Directors Without a Meeting. . . . . . . . . .10
      4.9   Notice of Meetings . . . . . . . . . . . . . . . . . . .10
      4.10  Waiver of Notice . . . . . . . . . . . . . . . . . . . .10
      4.11  Quorum and Voting. . . . . . . . . . . . . . . . . . . .10
      4.12  Committees . . . . . . . . . . . . . . . . . . . . . . .10
      4.13  General Standards for Directors. . . . . . . . . . . . .11
      4.14  Director Conflicts of Interest . . . . . . . . . . . . .12
      4.15  Resignation of Directors . . . . . . . . . . . . . . . .12
      4.16  Loans to Officers, Directors and Employees; Guaranty of
            Obligations. . . . . . . . . . . . . . . . . . . . . . .12
      4.17  Required Officers. . . . . . . . . . . . . . . . . . . .13
      4.18  Duties of Officers . . . . . . . . . . . . . . . . . . .13
      4.19  Resignation and Removal of Officers. . . . . . . . . . .13
      4.20  Contract Rights of Officers. . . . . . . . . . . . . . .13

5.    Indemnification of Directors, Officers, Employees and Agents .13
      5.1   Directors, Officers, Employees and Agents. . . . . . . .13
      6.1   Registered Office and Registered Agent . . . . . . . . .16
      6.2   Change of Registered Office or Registered Agent;
            Resignation of Registered Agent. . . . . . . . . . . . .17

7.    Shares, Options, Dividends and Distributions . . . . . . . . .17
      7.1   Authorized Shares. . . . . . . . . . . . . . . . . . . .17
      7.2   Terms of Class or Series Determined by Board of
            Directors18
      7.3   Issued and Outstanding Shares. . . . . . . . . . . . . .18
      7.4   Issuance of Shares . . . . . . . . . . . . . . . . . . .18
      7.5   Form and Content of Certificates . . . . . . . . . . . .19
      7.6   Shares Without Certificates. . . . . . . . . . . . . . .19
      7.7   Restriction on Transfer of Shares and Other Securities .19
      7.8   Shareholder's Pre-emptive Rights . . . . . . . . . . . .20
      7.9   Corporation's Acquisition of its Own Shares. . . . . . .20
      7.10  Share Options. . . . . . . . . . . . . . . . . . . . . .20
      7.11  Share Dividends. . . . . . . . . . . . . . . . . . . . .20
      7.12  Distributions to Shareholders. . . . . . . . . . . . . .21

8.    Amendment of the Articles and the Bylaws . . . . . . . . . . .22
      8.1   Authority to Amend the Articles. . . . . . . . . . . . .22
      8.2   Amendment by Board of Directors. . . . . . . . . . . . .22
      8.3   Amendment of Bylaws by Board of Directors. . . . . . . .22
      8.4   Bylaw Increasing Quorum or Voting Requirements for
            Directors. . . . . . . . . . . . . . . . . . . . . . . .22

9.    Records and Reports. . . . . . . . . . . . . . . . . . . . . .23
      9.1   Corporate Records. . . . . . . . . . . . . . . . . . . .23
      9.2   Financial Statements for Shareholders. . . . . . . . . .24
      9.3   Other Reports to Shareholders. . . . . . . . . . . . . .24
      9.4   Annual Report for Department of State. . . . . . . . . .24

10.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .25
      10.1  Application of Florida Law . . . . . . . . . . . . . . .25
      10.2  Conflicts with Articles. . . . . . . . . . . . . . . . .25
      10.3  Definition of the "Act". . . . . . . . . . . . . . . . .25
      10.4  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .25
      10.5  Control Share Acquisitions . . . . . . . . . . . . . . .25


                                BYLAWS


      1.    Offices.

       1.1 Principal Office. The principal office of the Corporation in the State of Florida shall be established at such places as the board of directors (the "Board") from time to time determine.

       1.2 Registered Office. The registered office of the Corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation (the "Articles") or as the Board shall from time to time determine.

       1.3 Other Offices. The Corporation may have additional offices at such other places, either within or without the State of Florida, as the Board may from time to time determine or the business of the Corporation may require.

      2.    Meetings of Shareholders.

       2.1  Annual Meeting.

            (a)      The Corporation shall hold a meeting of
      shareholders annually, for the election of directors (each, a "Director") and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the Board.

            (b) Annual meetings of shareholders of the Corporation (each, a "Shareholder") may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution by the Board or, when not inconsistent with the Board' resolution, stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these Bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the principal office of the Corporation.

            (c) The failure to hold the annual meeting at the time stated in or fixed in accordance with these Bylaws or pursuant to the Florida Business Corporation Act (the "Act") shall not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the Corporation.

       2.2  Special Meeting.

            (a) The Corporation shall hold a special meeting of the Shareholders:

             (1) On call of its Board or the person or persons authorized to do so by the Board; or

             (2) If the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

            (b) Special Shareholders' meetings may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution of the Board, or when not inconsistent with the Board's resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these Bylaws or in the notice of the special meeting, special meetings shall be held at the principal office of the Corporation.

            (c) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special Shareholders' meeting.

       2.3  Shareholders' List for Meeting.

            (a) After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its Shareholders who are entitled to notice of a Shareholders' meeting, in accordance with the Act, or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

            (b) The Shareholders' list shall be available for inspection by any Shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the principal office of the Corporation, at a place identified in the meeting notice in the city where the meeting will be held or at the office of the Corporation's transfer agent or registrar. A Shareholder or his or her agent or attorney shall be entitled on written demand to inspect the Shareholder's list (subject to the requirements of Section 607.1602(3) of the Act), during regular business hours and at his or her expense, during the period it is available for inspection.

            (c) The Corporation shall make the Shareholders' list available at the meeting, and any Shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

       2.4  Record Date.

            (a) The Board may set a record for purposes of determining the Shareholders entitled to notice of and to vote at a Shareholders' meeting; however, in no event may a record date fixed by the Board be a date preceding the date upon which the resolution fixing the record date is adopted.

            (b) Unless otherwise fixed by the Board, the record date for determining Shareholders entitled to demand a special meeting is the date the first Shareholder delivers his or her demand to the Corporation. In the event that the Board sets the record date for a special meeting of Shareholders, it shall not be a date preceding the date upon which the Corporation receives the first demand from a Shareholder requesting a special meeting.

            (c) If no prior action is required by the Board pursuant to the Act, and, unless otherwise fixed by the Board, the record date for determining Shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under the applicable provisions of the Act. If prior action is required by the Board pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the Board adopts the resolution taking such prior action.

            (d) Unless otherwise fixed by the Board, the record date for determining the Shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to Shareholders.

            (e) A record date may not be more than 70 days before the meeting or action requiring a determination of Shareholders.

            (f) A determination of Shareholders entitled to notice of or to vote at a Shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

       2.5  Notice of Meetings and Adjournment.

            (a) The Corporation shall notify Shareholders of the date, time and place of each annual and special Shareholders's meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Act requires otherwise, the Corporation is required to give notice only to Shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in Section 607.0141 of the Act, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the meeting, it may be done by a class of United States mail other than first class. Notwithstanding Section 607.0141, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

            (b)      Unless the Act or the Articles require
      otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

            (c) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

            (d) If an annual or special Shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be fixed under Section 607.0707 of the Act, however, notice of the adjourned meeting must be given under this section to persons who are Shareholders as of the new record date who are entitled to notice of the meeting.

            (e) Notwithstanding the foregoing, no notice of a Shareholders' meeting need be given if (i) an annual report and proxy statements for two (2) consecutive annual meetings of Shareholders; or (ii) at least two checks in payment of dividends or interest on securities during a twelve (12) month period, have been sent by first-class United States mail, addressed to the Shareholder at his or her address as it appears on the share transfer books of the Corporation, have been returned undeliverable. The obligation of the Corporation to give notice of a Shareholders' meeting to any such Shareholder shall be reinstated once the Corporation has received a new address for such Shareholder for entry on its share transfer books.

       2.6  Waiver of Notice.

            (a) A Shareholder may waive any notice required by the Act, the Articles, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the Shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Shareholders need be specified in any written waiver of notice.

            (b)      A Shareholder's attendance at a meeting:

             (1) waives objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

             (2)     waives objection to consideration of a
      particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

       2.7 Shareholder Proposals. Any stockholder proposals to be considered at any annual or special meeting must be made in writing and delivered to the Corporation not less than 90 days nor more than 120 days prior to that meeting, but if the Corporation provides less than 30 days notice (actual or by public disclosure) of the meeting, proposals will be deemed timely if they are received not more than 10 days following the date of the notice or of the public disclosure of the meeting. Any proposals must comply with the requirements of the applicable rules under Regulation 14A of the Securities Exchange Act of 1934 (the "Exchange Act").

      3.    Shareholder Voting.

       3.1 Voting Group Defined. A "voting group" means all shares of one or more classes or series that under the Articles or the Act are entitled to vote and be counted together collectively on a matter at a meeting of Shareholders. All shares entitled by the Articles or the Act to vote generally on the matter are for that purpose a single voting group.

       3.2  Quorum and Voting Requirements for Voting Groups.

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

            (b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            (c) If a quorum exists, action on a matter (other than the election of Directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the Act requires a greater number of affirmative votes.

       3.3  Action by Single and Multiple Voting Groups.

            (a) If the Articles or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in
      Section 3.2 of these bylaws.

            (b) If the Articles or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in Section 3.2 of these bylaws. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

       3.4  Shareholder Quorum and Voting; Greater or Lesser Voting
Requirements.

            (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

            (b) An amendment to the Articles that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

            (c) If a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Articles.

            (d) After a quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

            (e) The Articles may provide for a greater voting requirement or a greater or lesser quorum requirement for Shareholders (or voting groups of Shareholders) than is provided by the Act, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote.

       3.5  Voting for Directors; Cumulative Voting.

            (a) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

            (b) Each Shareholder who is entitled to vote at an election of Directors has the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote. Shareholders do not have a right to cumulate their votes for Directors unless the Articles so provide.

       3.6  Voting Entitlement of Shares.

            (a) Unless the Articles or the Act provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. Only shares are entitled to vote.

            (b) The shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for Directors of the second corporation. This section does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

            (c) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

            (d) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate Shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate Shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate Shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

            (e) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

            (f) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

            (g) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

             (1) If only one votes, in person or in proxy, his or her act binds all;

             (2) If more than one votes, in person or by proxy, the act of the majority so voting binds all;

             (3) If more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

             (4) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

             (5) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

             (6) Subject to Section 3.8 of these Bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

       3.7  Proxies.

            (a) A Shareholder, other person entitled to vote on behalf of a Shareholder pursuant to Section 3.6 of these Bylaws, or attorney in fact may vote the Shareholder's shares in person or by proxy.

            (b) A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

            (c) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven
      (11) months unless a longer period is expressly provided in the appointment form.

            (d) The death or incapacity of the Shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

            (e) An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of :

             (1)     a pledgee;

             (2) a person who purchased or agreed to purchase the shares;

             (3) a creditor of the Corporation who extended credit to the Corporation under terms requiring the appointment;

             (4) an employee of the Corporation whose employment contract requires the appointment; or

             (5) a party to a voting agreement created in accordance with the Act.

            (f) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Subsection 3.7(e)(3) or 3.7(e)(4), the proxy becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection 3.7(c).

            (g) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know if its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

            (h) Subject to section 3.9 of these Bylaws and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the Shareholder making the appointment.

            (i) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

       3.8  Shares Held by Nominees.

            (a) The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the Shareholder. The extent of this recognition may be determined in the procedure.

            (b)      The procedure may set forth:

             (1)     the types of nominees to which it applies;

             (2) the rights or privileges that the Corporation recognizes in a beneficial owner;

             (3) the manner in which the procedure is selected by the nominee;

             (4) the information that must be provided when the procedure is selected;

             (5) the period for which selection of the procedure is effective; and

             (6)     other aspects of the rights and duties created.

       3.9  Corporation's Acceptance of Votes.

            (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a Shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder.

            (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its Shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the Shareholder if:

             (1) the Shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

             (2) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the Shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

             (3) the name signed purports to be that of a receiver, trustee in bankruptcy or assignee for the benefit of creditors of the Shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

             (4) the name signed purports to be that of a pledgee, beneficial owner or attorney in fact of the Shareholder, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the Shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

             (5) two (2) or more persons are the Shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

            (c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the Shareholder.

            (d) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards set forth herein are not liable in damages to the Shareholder for the consequences of the acceptance or rejection.

            (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

       3.10 Action by Shareholders Without Meeting.

            (a) Any action required or permitted by the Act to be taken at any annual or special meeting of Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving Shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the state of Florida, its principal place of business, the corporate secretary or another office or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded.
      No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent is delivered in the manner required by under the Act, written consent signed by the number of holders required to take action is delivered to the Corporation by delivery as required under the Act.

            (b) Within ten (10) days after obtaining such authorization by written consent, notice in accordance with
      Section 607.0704(3) of the Act must be given to those Shareholders who have not consented in writing.

      4.    Board of Directors and Officers.

       4.1 Qualifications of Directors. Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or Shareholders of the Corporation.

       4.2  Number of Directors.

             (1)     The Board shall consist of not less than one
      (1) individual. Unless otherwise provided in the Articles, the number of Directors serving on the Board shall be fixed from time to time by the Board by resolution adopted in accordance with these Bylaws.

             (2) The number of Directors may be increased or decreased from time to time by amendment to these Bylaws.

             (3)     Directors are elected at the first annual
      Shareholders' meeting and at each annual meeting thereafter unless their terms are staggered under Section 4.4 of these Bylaws.

       4.3  Terms of Directors Generally.

            (a) The terms of the initial directors of the Corporation expire at the first Shareholders' meeting at which Directors are elected.

            (b) The terms of all other Directors expire at the next annual Shareholders' meeting following their election unless their terms are staggered under Section 4.4 of these Bylaws.

            (c) A decrease in the number of Directors does not shorten an incumbent Director's term.

            (d) The term of a Director elected to fill a vacancy expires at the next Shareholders' meeting at which Directors are elected.

            (e) Despite the expiration of a Director's term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of Directors.

       4.4 Staggered Terms for Directors. The Directors may, by the Articles or by amendment to these Bylaws adopted by a vote of the Shareholders, be divided into one, two or three classes with the number of Directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, Directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the Directors have staggered terms, then any increase or decrease in the number of Directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

       4.5  Vacancy on Board.

            (a) Whenever a vacancy occurs on a Board, including a vacancy resulting from an increase in the number of Directors, it may be filled by the affirmative vote of a majority of the remaining Directors.

            (b) A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

       4.6 Compensation of Directors. The Board may fix the compensation of Directors.

       4.7  Meetings.

            (a) The Board may hold regular or special meetings in or out of the State of Florida.

            (b) A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

            (c) Meetings of the Board may be called by the chairman of the Board or by the president.

            (d) The Board may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

       4.8  Action by Directors Without a Meeting.

            (a) Action required or permitted by the Act to be taken at a meeting of the Board or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each Director or committee member.

            (b) Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date.

            (c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

       4.9 Notice of Meetings. Regular and special meetings of the Board may be held without notice of the date, time, place or purpose of the meeting.

       4.10 Waiver of Notice. Notice of a meeting of the Board need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

       4.11 Quorum and Voting.

            (a) A quorum of a Board consists of a majority of the number of Directors prescribed by the Articles or these Bylaws.

            (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board.

            (c) A Director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless:

             (1) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding or transacting specified business at the meeting; or

             (2) he or she votes against or abstains from the action taken.

       4.12 Committees.

            (a) The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except that no such committee shall have the authority to:

             (1) Approve or recommend to Shareholders actions or proposals required by the Act to be approved by Shareholders.

             (2) Fill vacancies on the Board or any committee thereof.

             (3)     Adopt, amend or repeal these Bylaws.

             (4) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board.

             (5) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

            (b) The sections of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board apply to committees and their members as well.

            (c) Each committee must have two or more members who serve at the pleasure of the Board. The Board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

            (d) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board not a member of the committee in question with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

       4.13 General Standards for Directors.

            (a) A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee:

             (1)     in good faith;

             (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

             (3) in a manner he or she reasonably believes to be in the best interests of the Corporation.

            (b) In discharging his or her duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

             (1) one or more Officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

             (2) legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within the persons' professional or expert competence; or

             (3) a committee of the Board of which he or she is not a member if the Director reasonably believes the committee merits confidence.

            (c) In discharging his or her duties, a Director may consider such factors as the Director deems relevant, including the long-term prospects and interests of the Corporation and its Shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

            (d) A Director is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection 4.13(b) unwarranted.

            (e) A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this section.

       4.14 Director Conflicts of Interest.

            (a) No contract or other transaction between the Corporation and one or more interested Directors shall be either void or voidable because of such relationship or interest, because such Director or Directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

             (1) the fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors;

             (2) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

             (3)     The contract or transaction is fair and
      reasonable as to the Corporation at the time it is authorized by the Board, a committee or the Shareholders.

            (b) Common or interested Directors may be counted in determining the presence of a quorum at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

       4.15 Resignation of Directors.

            (a) A Director may resign at any time by delivering written notice to the Board or its chairman or to the Corporation.

            (b) A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

       4.16 Loans to Officers, Directors and Employees; Guaranty of Obligations. The Company may lend money to, guaranty any obligation of, or otherwise assist any Officer, Director, or employee of the Corporation or of a subsidiary of the Corporation, whenever, in the judgment of the Board, such loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such a manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any Corporation at common law or under any statute. Authorization of loans, guaranties or other types of assistance are subject to the provisions of paragraph 4.14.

       4.17 Required Officers.

            (a) The Corporation shall have such officers (each, an "Officer") as the Board may appoint from time to time.

            (b) A duly appointed Officer may appoint one or more assistant Officers.

            (c) The Board shall delegate to one of the Officers responsibility for preparing minutes of the Directors' and Shareholders' meetings and for authenticating records of the Corporation.

            (d) The same individual may simultaneously hold more than one office in the Corporation.

       4.18 Duties of Officers. Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the Board or by direction of any Officer authorized by the Board to prescribe the duties of other Officers.

       4.19 Resignation and Removal of Officers.

            (a) An Officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

            (b) The Board may remove any Officer at any time with or without cause. Any assistant Officer, if appointed by another Officer, may likewise be removed by the Board or by the Officer which appointed him in accordance with these Bylaws.

       4.20 Contract Rights of Officers.  The appointment of an
Officer does not itself create contract rights.

      5.    Indemnification of Directors, Officers, Employees and
Agents.

       5.1  Directors, Officers, Employees and Agents.

            (a) The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not apposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (b) The Corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (c) To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections 5.1(a) or 5.1(b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections 5.1(a) or 5.1(b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections 5.1(a) or 5.1(b).
       Such determination shall be made:

             (1) By the Board by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

             (2) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

             (3)     By independent legal counsel:

                      (A)  Selected by the Board prescribed in
            paragraph 5.1(d)(1) or the committee prescribed in paragraph 5.1(d)(2); or

                      (B)  If a quorum of the directors cannot be
            obtained for paragraph 5.1(d)(1) and the committee cannot be designed under paragraph 5.1(d)(2), selected by a majority vote of the full Board (in which directors who are parties may participate); or

             (4) By the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding.

            (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 5.1(d)(3) shall evaluate the reasonableness of expenses and may authorize indemnification.

            (f) Expenses incurred by an Officer or Director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board deems appropriate.

            (g) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its Directors, Officers, employees, or agents, under any Bylaw, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any Director, Officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

             (1) a violation of the criminal law, unless the Director, Officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

             (2) a transaction from which the Director, Officer, employee, or agent derived an improper personal benefit;

             (3) in the case of a Director, a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

             (4) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a Shareholder.

            (h) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

            (i) Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the Shareholders in the specific case, a Director, Officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

             (1) The Director, Officer, employee, or agent if entitled to mandatory indemnification under subsection 5.1(c), in which case the court shall also order the Corporation to pay such party the reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

             (2) The Director, Officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to subsection 5.1(g); or

             (3) The Director, Officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection 5.1(a), 5.1(b) or 5.1(g).

            (j) For purposes of this section, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a Director, Officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

            (k)      For purposes of this section:

             (1) the term "other enterprises" includes employee benefits plans;

             (2) the term "expenses" includes counsel fees, including those for appeal;

             (3) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

             (4) the term "proceeding" includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

             (5)     the term "agent" includes a volunteer;

             (6)     the term "serving at the request of the
      Corporation" includes any service as a Director, Officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

             (7) the term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

            (l) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

      6.    Office and Agent.

       6.1  Registered Office and Registered Agent.

            (a) The Corporation shall have and continuously maintain in the State of Florida:

             (1) A registered office which may be the same as its place of business;

             (2)     A registered agent, who, may be either:

                      (A) An individual who resides in the State of Florida whose business office is identical with such registered office; or

                      (B)  Another corporation or not-for-profit
            corporation as defined in Chapter 617 of the Act, authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.

       6.2  Change of Registered Office or Registered Agent;
Resignation of Registered Agent.

            (a) The Corporation may change its registered office or its registered agent upon filing with the Department of State of the State of Florida a statement of change setting forth:

             (1)     the name of the Corporation;

             (2) the street address of its current registered office;

             (3) if the current registered office is to be changes, the street address of the new registered office;

             (4)     the name of its current registered agent;

             (5) if its current registered agent is to be changes, the name of the new registered agent and the new agent's written consent (either on the statement or attached to it) to the appointment;

             (6) that the street address of its registered office and the street address of the business office of its registered agent, as changed, will be identical;

             (7) that such change was authorized by resolution duly adopted by its Board or by an Officer so authorized by the Board.

      7.    Shares, Options, Dividends and Distributions.

       7.1  Authorized Shares.

            (a) The Articles prescribe the classes of shares and the number of shares of each class that the Corporation is authorized to issue, as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations, and relative rights of that class must be described in the Articles.

            (b)      The Articles must authorize:

             (1) one or more classes of shares that together have unlimited voting rights, and

             (2) one or more classes of shares (which may be the same class or classes as those with voting rights) that together are entitled to receive the net assets of the Corporation upon dissolution.

            (c) The Articles may authorize one or more classes of shares that:

             (1) have special, conditional, or limited voting rights, or no rights, or no right to vote, except to the extent prohibited by the Act;

             (2) are redeemable or convertible as specified in the Articles;

             (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative;

             (4) have preference over any class of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

            (d) Shares which are entitled to preference in the distribution of dividends or assets shall not be designated as common shares. Shares which are not entitled to preference in the distribution of dividends or assets shall be common shares and shall not be designated as preferred shares.

       7.2  Terms of Class or Series Determined by Board of Directors.

            (a) If the Articles so provide, the Board may determine, in whole or in part, the preferences, limitations, and relative rights (within the limits set forth in Section
      7.1) of:

             (1) Any class of shares before the issuance of any shares of that class, or

             (2) One or more series within a class before the issuance of any shares of that series.

            (b)      Each series of a class must be given a
      distinguishing designation.

            (c) All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, of those of other series of the same class.

            (d) Before issuing any shares of a class or series created under this section, the Corporation must deliver to the Department of State of the State of Florida for filing articles of amendment, which are effective without Shareholder action, in accordance with Section 607.0602 of the Act.

       7.3  Issued and Outstanding Shares.

            (a) The Corporation may issue the number of shares of each class or series authorized by the Articles. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or cancelled except as otherwise provided in Section 607.0631 of the Act.

            (b) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection 7.3(c) and to Section 607.06401 of the Act.

            (c) At all times that shares of the Corporation are outstanding, one or more shares that together have unlimited voting rights and one or more shares that together are entitled to receive the net assets of the Corporation upon dissolution must be outstanding.

       7.4  Issuance of Shares.

            (a) The Board may authorize shares to be issued for consideration consisting of any tangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.

            (b) Before the Corporation issues shares, the Board must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive presumption that such shares are fully paid and non-assessable if the Board makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

            (c) When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

            (d) The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

       7.5  Form and Content of Certificates.

            (a) Shares may, but need not be, represented by certificates. Unless the Act or another statute expressly provides otherwise, the rights and obligations of Shareholders are identical whether or not their shares are represented by certificates.

            (b) At a minimum, each share certificate must state on its face:

             (1) The name of the Corporation and that it is organized under the laws of the State of Florida;

             (2)     The name of the person to whom issued; and

             (3)     The number and class of shares and the
      designation of the series, if any, the certificate represents.

            (c) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the Shareholder a full statement of this information on request and without charge.

            (d)      Each share certificate:

             (1)     Must be signed (either manually or in
      facsimile) by an Officer or Officers designated by the Board, and

             (2)     May bear the corporate seal or its facsimile.

            (e) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

       7.6  Shares Without Certificates.

            (a) The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

            (b) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Act.

       7.7  Restriction on Transfer of Shares and Other Securities.

            (a) The Articles, these Bylaws, an agreement among Shareholders, or an agreement between Shareholders and the Corporation may impose restrictions on the transfer or registration of transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

            (b) A restriction on the transfer or registration of transfer is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by the Act and its existence shall be conspicuously noted on the front or back of the Certificate or is otherwise contained in an information statement as required by the Act.

       7.8 Shareholder's Pre-emptive Rights. The Shareholders of the Corporation do not have a pre-emptive right to acquire the Corporation's unissued shares.

       7.9  Corporation's Acquisition of its Own Shares.

            (a) The Corporation may acquire its own shares, and, unless otherwise provided in the Articles or except as provided in the Act, shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.

            (b) If the Articles prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles. Articles of amendment may be adopted by the Board without Shareholder action, shall be delivered to the Department of State of the State of Florida for filing and shall set forth the information required by Section 607.0631 of the Act.

       7.10 Share Options.

            (a) Unless the Articles provide otherwise, the Corporation may issue rights, options, or warrants for the purchase of shares of the Corporation. The Board shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

            (b) The terms and conditions of stock rights and options which are created and issued by the Corporation, or its successor, and which entitle the holders thereof to purchase from the Corporation shares of any class of classes, whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the Corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the Corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

       7.11 Share Dividends.

            (a) Shares may be issued pro rata and without consideration to the Shareholders or to the Shareholders of one or more or series, and any such issuance of shares shall be a share dividend.

            (b) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

             (1)     The Articles so authorize;

             (2) A majority of the votes entitled to be cast by the class or series to be issued approves the issue; or

             (3) There are no outstanding shares of the class or series to be issued.

            (c) If the Board does not fix the record date for determining Shareholders entitled to a share dividend, it is the date the Board authorizes the share dividend.

       7.12 Distributions to Shareholders.

            (a) The Board may authorize and the Corporation may make distributions to the Shareholders subject to any restrictions included in the Articles and the limitations in subsection 7.12(c).

            (b) If the Board does not fix the record date for determining Shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), it is the date the Board authorizes the distribution.

            (c) No distribution may be made if, after giving it effect:

             (1) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

             (2) The Corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Shareholders whose preferential rights are superior to those receiving the distribution.

            (d) The Board may base a determination that a distribution is not prohibited under subsection 7.12(c) either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the Shareholders concurrent with their receipt of the distribution.

            (e) Except as provided in subsection 7.12(g), the effect of a distribution under subsection 7.12(c) is measured:

             (1) In the case of distribution by purchase, redemption, or other acquisition of the Corporation's shares, as of the earlier of:

                      (A)  the date money or other property is
            transferred or debt incurred by the Corporation; or

                      (B)  the date the Shareholder ceases to be a
            Shareholder with respect to the acquired shares.

             (2) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;

             (3)     In all other cases, as of:

                      (A)  the date the distribution is authorized
            if the payment occurs within one hundred twenty (120) days after the date of authorization; or

                      (B) the date the payment is made if it occurs more than one hundred twenty (120) days after the date of authorization.

            (f) The Corporation's indebtedness to a Shareholder incurred by reason of a distribution made in accordance with this section is at parity with the Corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

            (g) Indebtedness of the Corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection 7.12(c) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to Shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

      8.    Amendment of the Articles and the Bylaws.

       8.1  Authority to Amend the Articles.

            (a) The Corporation may amend its Articles at any time to add or change a provision that is required or permitted in the Articles or to delete a provision not required in the Articles. Whether a provision is required or permitted in the Articles is determined as of the effective date of the amendment.

            (b) A Shareholder of the Corporation does not have a vested property right resulting from any provision in the Articles, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

       8.2  Amendment by Board of Directors.  The Corporation's
Board may adopt one or more amendments to the Articles without Shareholder action:

            (a) to extend the duration of the Corporation if it was incorporated at a time when limited duration was required by law;

            (b) to delete names and addresses of initial directors;

            (c) to delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of State of the State of Florida;

            (d) to delete any other information contained in the Articles that is solely of historical interest;

            (e) to change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the Corporation has only shares of that class outstanding;

            (f) to delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;

            (g) to change the name of the Corporation by substituting the word "corporation," "incorporated," or "company," or the abbreviation "corp.," "Inc.," or "Co.," for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or

            (h) to make any other change expressly permitted by the Act to be made without Shareholder action.

       8.3  Amendment of Bylaws by Board of Directors.  The
Corporation's Board may amend or repeal the Bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the Shareholders.

       8.4  Bylaw Increasing Quorum or Voting Requirements for
Directors.

            (a) A Bylaw provision that fixes a greater quorum or voting requirement for the Board may be amended or repealed:

             (1) if originally adopted by the Shareholders, only by the Shareholders;

             (2) if originally adopted by the Board, either by the Shareholders or by the Board.

            (b) A bylaw provision adopted or amended by the Shareholders that fixes a greater quorum or voting requirement for the Board may provide that it may be amended or repealed only by a specific vote of either the Shareholders or the Board.

            (c) Action by the Board under paragraph 8.4(a)(2) to adopt or amend a bylaw provision that changes the quorum or voting requirement for the Board must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

      9.    Records and Reports.

       9.1  Corporate Records.

            (a) The Corporation shall keep as permanent records minutes of all meetings of its Shareholders and Board, a record of all actions taken by the Shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation.

            (b)      The Corporation shall maintain accurate
      accounting records.

            (c) The Corporation or its agent shall maintain a record of its Shareholders in a form that permits preparation of a list of the names and addresses of all Shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

            (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

            (e) The Corporation shall keep a copy of the following records:

             (1) the Articles or any restatement thereof, along with all amendments thereto currently in effect;

             (2)     the Bylaws or restated Bylaws and all
      amendments to them currently in effect;

             (3) resolutions adopted by the Board creating one or more classes or series of shares and finding their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

             (4) the minutes of all Shareholders' meetings and records of all action taken by Shareholders without a meeting for the past three (3) years;

             (5) written communications to all Shareholders generally or all Shareholders of a class or series within the past three (3) years, including the financial statements furnished for the past three (3) years;

             (6)     a list of the names and business street
      addresses of its current directors and officers; and

             (7) the most recent annual report delivered to the Department of State of the State of Florida.

       9.2  Financial Statements for Shareholders

            (a) Unless modified by resolution of the Shareholders within one hundred twenty (120) days of the close of each fiscal year, the Corporation shall furnish its Shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally-accepted accounting principles, the annual financial statements must also be prepared on that basis.

            (b) If the annual financial statements are reported upon by a public accountant, such accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the Corporation's accounting records:

             (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

             (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

            (c) The Corporation shall mail the annual financial statements to each Shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements, if for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period.
       Thereafter, on written request from a Shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

       9.3  Other Reports to Shareholders.

            (a) If the Corporation indemnifies or advances expenses to any Director, Officer, employee or agent otherwise than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next Shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

            (b) If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next Shareholders' meeting.

       9.4  Annual Report for Department of State.

            (a) The Corporation shall deliver to the Department of State of the State of Florida for filing a sworn annual report on such forms as the Department of State of the State of Florida prescribes that sets forth the information prescribed by Section 607.1622 of the Act.

            (b) Proof to the satisfaction of the Department of Sate of the State of Florida on or before July 1 of each calendar year that such report was deposited in the United States mail in a sealed envelope, properly addressed with postage prepaid, shall be deemed in compliance with this requirement.

            (c)      Each report shall be executed by the
      Corporation by an Officer or Director of, if the Corporation is in the hands of a receiver or trustee, shall be executed on behalf of the Corporation by such receiver or trustee, and the signing thereof shall have the same legal effect as if made under oath, without the necessity of appending such oath thereto.

            (d) Information in the annual report shall be current as of the date the annual report is executed on behalf of the Corporation.

      10.   Miscellaneous.

       10.1 Application of Florida Law. Whenever any provision of these Bylaws is inconsistent with any provision of the Act, as same may be amended from time to time, then in such instance Florida law shall prevail.

       10.2 Conflicts with Articles. In the event that any provision contained in these Bylaws conflicts with any provision of the Articles, as amended from time to time, the provisions of the Articles shall prevail and be given full force and effect, to the full extent permissible under the Act.

       10.3 Definition of the "Act". All references contained herein to the "Act" or to sections of the "Act" shall refer to the Florida Business Corporation Act as then existing.

       10.4 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

       10.5 Control Share Acquisitions. The Corporation expressly elects not to be governed by the provisions of the Florida Business Corporation Act, Section 607.0902 or any successor provision thereto.